Exhibit 99.2

GRUBB & ELLIS HEALTHCARE REIT, INC.

(TO BE NAMED HEALTHCARE TRUST OF AMERICA, INC.)

Organizational Chart



Board of Directors[1]
•Scott D. Peters
•W. Bradley Blair II
•Warren D. Fix
•Larry L. Mathis
•Gary T. Wescombe
•Maurice J. DeWald
Board Committees
Investment Committee[2]
Audit Committee[3]
Nominating and Corporate Governance Committee[4]
Compensation Committee[5]
Risk Management Committee[6]
General Counsel John Nicholson Cox Castle Nicholson
Chairman/ Chief Executive Officer/President Scott D. Peters
Executive Assistant Kimberly Howell
Receptionist Pamella Killian
Executive V.P. – Acquisitions Mark Engstrom
Executive Assistant Mirjam Dolfi
Chief Accounting Officer/Treasurer Kellie S. Pruitt
SVP – Asset Manager Christopher Balish
SVP – Asset Manager Brendan Magee
Acquisition Manager Jeff Keen
Financial Analyst Open
Controller Kelly T. Hogan
Corp Sr Accountant Courtney E. Lanning
Corp Sr Accountant Bryant Gonzales
Property Accounting Lead Heather Wojtowicz
Property Senior Accountant Michelli Riddle
Property Senior Accountant Rebecca Tice
Property Accountant Jayme Banda
Property Accountant Glen Sanders
Property Accountant S. Gregory
Property Accountant Eric Rola

[1] All directors are independent.
[2] Members: W. Bradley Blair, II (chairman), Warren D. Fix, Scott D. Peters and Gary T. Wescombe
[3] Members: Maurice J. DeWald (chairman), Bradley Blair, II, Warren D. Fix Larry L. Mathis and Gary T. Wescombe
[4] Members: Warren D. Fix (chairman), W. Bradley Blair, II and Larry L. Mathis
[5] Members: Gary T. Wescombe (chairman), W. Bradley Blair, II and Warren D. Fix
[6] Members:Larry Mathis (chairman), W. Bradley Blair, II and Maurice J. DeWald